UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2022

Pillarstone Capital REIT
(Exact name of registrant as specified in its charter)

Maryland	001-15409	39-6594066
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

19407 Park Row, Suite 140 Houston, Texas	77084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(281) 747-9997

2600 South Gessner, Suite 555, Houston, Texas 77063

(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01         Other Events.

The registrant was not able to file its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 in a timely manner.

As the registrant disclosed in its Form 8-K filed on July 25, 2022, the registrant received written notice on July 19, 2022 from Whitestone REIT, on behalf of Whitestone TRS, confirming terminating the management agreements for the registrant’s eight real estate assets (the “Real Estate Assets”). Whitestone TRS is a subsidiary of Whitestone REIT, which is the general partner and majority owner of Whitestone REIT Operating Partnership, L.P. (together with Whitestone TRS and Whitestone REIT, “Whitestone”), the holder of 81.4% of the total outstanding Class A units representing limited partnership interests in Pillarstone Capital REIT Operating Partnership LP (“Pillarstone OP”). Substantially all of the registrant’s business is conducted through Pillarstone OP. The registrant is the sole general partner of Pillarstone OP and owns 18.6% of the outstanding equity in Pillarstone OP.

The registrant had previously communicated to Whitestone REIT of its plan to internalize the management of the Real Estate Assets, but the registrant had not made efforts to terminate the management agreements. However, Whitestone REIT’s notice letter states that, while it had not received written notice of the termination of the management agreements, it “confirms receipt of your intent to terminate, and hereby confirms termination of the Agreements effective 30 days from” July 19, 2022.

Whitestone REIT performed and maintained the records and processes for much of the registrant’s accounting and financial reporting functions. As part of the termination of the management agreements, Whitestone REIT removed the registrant’s access to its accounting and financial software platform. To date, Whitestone REIT has not provided Pillarstone with a complete electronic copy of its financial and accounting records, as kept and maintained on the software platform. As a result of the abrupt termination of the management agreements, inadequate assistance in the transition of the management of the Real Estate Assets, and Whitestone’s REIT’s failure to provide a complete copy of the registrant’s accounting and financial reporting information that was maintained on Whitestone’s accounting and software platform, the registrant is having to rebuild its internal accounting and financial reporting processes.

To assist with and expedite this process, the registrant has retained accounting consultants to (i) develop the accounting records, processes, and systems that Whitestone has not released in usable native format to the registrant, and (ii) incorporate those records that registrant has received, and is continuing to receive, from Whitestone related to the Real Estate Assets and their management. In the meantime, the registrant is directly overseeing the maintenance and operations of the Real Estate Assets. In the course of doing so, the registrant has confirmed that certain Real Estate Assets have deteriorated following significant deferred maintenance and neglect while under Whitestone’s management. The registrant is working to address these deferred maintenance and other operating issues.

Based upon issues, including those discussed in this Form 8-K, the registrant filed a lawsuit on September 16, 2022 in Harris County, Texas against Whitestone and certain officers of Whitestone REIT alleging, among other things, breach of the Pillarstone OP limited partnership agreement and fiduciary duty and breach of the management agreements and seeking an accounting and reconciliation of amounts that may be owed to the registrant or Pillarstone OP.

In the meantime, the registrant is continuing to rebuild its accounting and financial reporting system and intends as soon as possible to resume timely filing of its current, quarterly and annual reports under the Securities Exchange Act of 1934, as amended, and to file any delinquent reports, including its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022. The registrant cannot provide assurance at this time as to when it will be able to resume such filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 17, 2022	Pillarstone Capital REIT

		By:	/s/ Bradford D. Johnson
Bradford D. Johnson
President and Chief Executive Officer